EXHIBIT 99.1

CARNIVAL CORPORATION & PLC ANNOUNCES SUCCESSFUL RESULTS OF TENDER OFFER FOR ITS 11.5% SENIOR SECURED NOTES DUE 2023 SUBJECT TO REFINANCING CONDITIONS

Miami, July 19, 2021 /PRNewswire/

Carnival Corporation & plc announced today the successful early results for its consent solicitation and tender offer for purchase of up to approximately $2.0 billion of the 11.5% First Priority Senior Secured Notes, with 85.19% of consents received and $2.4 billion of Notes tendered. As a result, the Supplemental Indenture was executed. The tender offer remains subject to financing conditions.

Carnival Corporation & plc announced today the successful early results of Carnival Corporation’s (the “Issuer”) previously announced Tender Offer to purchase for cash up to $2,004,000,000 aggregate principal amount of its 11.5% First Priority Senior Secured Notes due 2023 (the “Notes”) (CUSIP Nos. 143658 BC5 / P2121V AE4; ISIN Nos. US143658BC57 / USP2121VAE40) and a solicitation of Consents for proposed amendments to the Indenture governing the Notes. The Tender Offer and the Consent Solicitation have been made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated July 6, 2021 (the “Statement”).

Capitalized terms not defined herein have the meanings attributed to them in the Statement.

Consent Solicitation

The Issuer has obtained 85.19% of the Consents, thereby satisfying the requirement that Holders of at least a majority in principal amount of the Notes then outstanding provide consent to the Proposed Amendments. The Tender Offer and Consent Solicitation remain subject to the other conditions set forth in the Statement. The Issuer may waive any of these conditions in its sole discretion. Payment for any Notes validly tendered pursuant to the Tender Offer at each of the Early Settlement Date and Final Settlement Date remain subject to the conditions in the Statement, including, among other things, the Financing Condition.

On July 16, 2021, the Requisite Consents were obtained. The Issuer, the Guarantors, the Trustee and the Security Agent executed a supplement to the Indenture (the “Supplemental Indenture”) after 5:00 p.m., New York City time, on July 16, 2021. The Supplemental Indenture became effective upon its execution and delivery by the Issuer, the Guarantors, the Trustee and the Security Agent but provides that the Proposed Amendments will not become operative until the Issuer has accepted the Consents, has made arrangements to pay the Consent Payments and all conditions to the closing of a financing transaction that would satisfy the Financing Condition (other than the Proposed Amendments becoming operative) have been satisfied or waived by the Issuer in its sole discretion.

Subject to the conditions in the Statement, an aggregate cash payment representing a Consent Payment of $1.25 per $1,000 principal amount of Notes with respect to which the applicable Holder has provided its consent will be payable to Holders of the Notes who validly (i) delivered Consents at or prior to 5:00 p.m. on July 19, 2021 (the “Early Tender/Consent Deadline”) (and did not validly revoke their Consents at or prior to the Early Tender/Consent Deadline), but did not tender their Notes in the Tender Offer or (ii) tendered Notes at or prior to the Early Tender/Consent Deadline (without validly withdrawing such tenders), including to the extent such Notes were not accepted for purchase pursuant to the Tender Offer due to proration, in each

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case subject to the terms and conditions of the Consent Solicitation. The payments are expected to be made promptly following the satisfaction or waiver of the conditions to consummation of the Tender Offer and the Consent Solicitation, including the Financing Condition (the “Initial Settlement Date”).

No Consent shall be validly delivered, and therefore no Consent Payment shall be made, after the Early Tender/Consent Deadline.

Tender Offer

The Issuer hereby announces that $2,406,791,000 in aggregate principal amount of the Notes were validly tendered (and not validly withdrawn) prior to the Early Tender/Consent Deadline. Such Notes will be accepted for repurchase up to the Maximum Tender Amount, subject to proration, at a price of $1,142.50 per $1,000 of principal amount of Notes, plus accrued and unpaid interest from the last interest payment date on such purchased Notes up to, but not including, the Initial Settlement Date, subject to the conditions set forth in the Statement. The Tender Offer is made upon the terms and conditions described in the Statement, including, among other things, the Financing Condition.

Because the aggregate principal amount of all Notes tendered as of the Early Tender/Consent Deadline exceeds the Maximum Tender Amount, the aggregate principal amount of a Holder’s validly tendered Notes accepted for purchase will be subject to proration. The Issuer will determine the aggregate principal amount of a Holder’s validly tendered Notes accepted for purchase on a pro rata basis based on the aggregate principal amount of Notes tendered in the Tender Offer. Proration will be subject to maintaining $2,000 minimum denominations of Notes. To determine proration, the principal amount of Notes tendered by a Holder to be prorated will be multiplied by the proration factor and rounded down to the nearest $1,000. If, after applying the proration factor as described above, any Holder would be entitled to a credit or return of a portion of the tendered Notes which is less than the minimum authorized denomination for the Notes, then the Issuer may elect either to accept all of the Notes tendered by that Holder without proration or to reject the tender of such portion of the tendered Notes that would cause the Holder to be entitled to a credit or return that is less than the minimum authorized denomination for the Notes.

All payments for Notes validly tendered (and not validly withdrawn) and accepted for purchase prior to the Early Tender/Consent Deadline will be made on the Initial Settlement Date. The Tender Offer is subject to the conditions set forth in the Statement. The Issuer may waive any of these conditions in its sole discretion.

Because the aggregate principal amount of all Notes tendered as of the Early Tender/Consent Deadline exceeds the Maximum Tender Amount, the Issuer will not accept for purchase any Notes tendered after the Early Tender/Consent Deadline.

Other

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. In addition, this news release is not a solicitation of consents with respect to the Proposed Amendments. The Tender Offer and the Consent Solicitation are being made only pursuant to the Statement, copies of which will be delivered to Holders. The Issuer has retained Citigroup Global Markets Inc. to serve as global dealer manager and solicitation agent for the Tender Offer and BofA Securities, Inc. and Goldman Sachs & Co. LLC to serve as the dealer managers and solicitation agents for the Tender Offer. Questions regarding the Tender

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Offer may be directed to Citigroup Global Markets Inc. at +1 (800) 558-3745 (toll free) or at +1 (212) 723-6106. Requests for documents may be directed to Global Bondholder Services Corporation, the tender, tabulation and information agent for the Tender Offer and the Consent Solicitation at Banks and Brokers (212) 430-3774, (866) 470-3800 (toll free) or contact@gbsc-usa.com.

THE STATEMENT SHOULD BE READ CAREFULLY BEFORE A DECISION IS MADE WITH RESPECT TO THE TENDER OFFER AND CONSENT SOLICITATION. NONE OF THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE DEALER MANAGERS AND SOLICITATION AGENTS, THE INFORMATION AGENT, THE TENDER AGENT, THE TABULATION AGENT, THE SECURITY AGENT OR ANY PAYING AGENT, TRANSFER AGENT OR LISTING AGENT, MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER THEIR NOTES OR PROVIDE THEIR CONSENTS.

The Tender Offer does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted by law or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

In any jurisdiction where the securities, blue sky or other laws require tender offers to be made by a licensed broker or dealer and in which the dealer managers, or any affiliates thereof, are so licensed, the tender offer will be deemed to have been made by any such dealer managers, or such affiliates, on behalf of the Issuer.

Forward-Looking Statements

Some of the statements, estimates or projections contained in this press release are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including some statements concerning the financing transactions described herein, future results, operations, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook” and similar expressions of future intent or the negative of such terms.

Forward-looking statements include those statements that relate to our outlook and financial position including, but not limited to, statements regarding:

• Pricing	• Goodwill, ship and trademark fair values
• Booking levels	• Liquidity and credit ratings
• Occupancy	• Adjusted earnings per share
• Interest, tax and fuel expenses	• Return to guest cruise operations
• Currency exchange rates	• Impact of the COVID-19 coronavirus global pandemic on our financial condition and results of operations
• Estimates of ship depreciable lives and residual values

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Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following:

•	COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund resulting reductions in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlooks, plans, goals, reputation, litigation, cash flows, liquidity, and stock price;
•	As a result of the COVID-19 outbreak, we may be out of compliance with one or more maintenance covenants in certain of our debt facilities, with the next testing date of November 30, 2022;
•	World events impacting the ability or desire of people to travel have and may continue to lead to a decline in demand for cruises;
•	Incidents concerning our ships, guests or the cruise vacation industry as well as adverse weather conditions and other natural disasters have in the past and may, in the future, impact the satisfaction of our guests and crew and lead to reputational damage;
•	Changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-corruption, economic sanctions, trade protection and tax have in the past and may, in the future, lead to litigation, enforcement actions, fines, penalties, and reputational damage;
•	Breaches in data security and lapses in data privacy as well as disruptions and other damages to our principal offices, information technology operations and system networks, including the recent ransomware incidents, and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to reputational damage;
•	Ability to recruit, develop and retain qualified shipboard personnel who live away from home for extended periods of time may adversely impact our business operations, guest services and satisfaction;
•	Increases in fuel prices, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs;
•	Fluctuations in foreign currency exchange rates may adversely impact our financial results;
•	Overcapacity and competition in the cruise and land-based vacation industry may lead to a decline in our cruise sales, pricing and destination options;
•	Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests; and

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•	the risk factors included in Carnival Corporation’s and Carnival plc’s Annual Report on Form 10-K filed with the SEC on January 26, 2021 and Carnival Corporation’s and Carnival plc’s Quarterly Reports on Form 10-Q filed with the SEC on April 7, 2021 and June 28, 2021.

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

About Carnival Corporation & plc

Carnival Corporation & plc is one of the world's largest leisure travel companies with a portfolio of nine of the world's leading cruise lines sailing to all seven continents. With operations in North America, Australia, Europe and Asia, its portfolio features Carnival Cruise Line, Princess Cruises, Holland America Line, Seabourn, P&O Cruises (Australia), Costa Cruises, AIDA Cruises, P&O Cruises (UK) and Cunard.

MEDIA CONTACT	INVESTOR RELATIONS CONTACT
Roger Frizzell	Beth Roberts
001 305 406 7862	001 305 406 4832

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